UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2016

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                  Executive Compensation

Annual Incentive Bonus Plan for Fiscal 2017

On June 14, 2016, the Board of Directors (the “Board”) of Flextronics International Ltd. (the “Company”) approved the Company’s Annual Incentive Bonus Plan for fiscal year 2017. The plan provides its executive officers with the opportunity to earn annual cash bonuses based upon the achievement of pre-established performance goals. Total bonus opportunities will be based on achievement of annual targets. The plan provides for 50% of the bonus to be based on the achievement of quarterly objectives and 50% to be based on the achievement of annual objectives. Performance goals under the plan will be: revenue growth, earnings per share, operating profit, and return on invested capital targets at the Company level; and, additionally for certain executives, total sales, operating profit and new business wins and other business-specific business unit targets at the business unit level. The plan allows awards to provide for different metrics, target levels and weightings for different executives.

Under the Annual Incentive Bonus Plan, target award opportunities are set at various percentages of base salary, which will be: 200% of base salary in the case of the Chief Executive Officer; 110% of base salary in the case of the Chief Financial Officer; and between 80% and 110% of base salary in the cases of other officers. Actual payout opportunities for each bonus component will range from a threshold of 50% of target to a maximum of 200% of target for the quarterly payouts and 300% of target for the annual bonuses, in each case based on achievement of the performance measures. If the Company or business unit fails to achieve the threshold level for any performance measure, no payout is awarded for that measure. For purposes of determining achievement of award opportunities, the incentive bonus plan uses adjusted, non-GAAP measures.

Performance Long Term Incentive Plan for Fiscal 2017

On June 14, 2016, the Board approved the Company’s Performance Long Term Cash Incentive Plan for fiscal year 2017. The plan provides the Company’s executive officers (other than the Chief Executive Officer) with the opportunity to earn long term cash bonuses based upon the achievement of pre-established long term performance goals.  The plan provides for 100% of the bonus to be based on the achievement of a cumulative three-year objective. For fiscal year 2017 grants, the performance goals under the plan are based on increases to the free cash flow of the Company.  Actual payout opportunities will range from a threshold of 50% of target to a maximum of 200% of target based on achievement of the performance goals.  Cash payments under the Performance Long Term Cash Incentive Plan will occur on the third anniversary of the initial grant date if the performance targets are met or exceeded. For purposes of determining achievement of award opportunities, the Performance Long Term Cash Incentive Plan uses free cash flow an adjusted, non-GAAP measure.  For purposes of this Plan, the Company defines free cash flow as net cash flows from operating activities less purchases of property and equipment, net of dispositions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: June 20, 2016	By:	/s/ David P. Bennett
		Name:	David P. Bennett
		Title:	Chief Accounting Officer